EXHIBIT 10.6


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                              CONSULTING AGREEMENT

      This Consulting Agreement (the "Agreement"), effective as of June 1, 2008, is entered into by and between Synergy Resources Corporation, a Colorado corporation (herein referred to as "the Company") and Energy Capital Advisors (herein referred to as "the Consultant").

                                    RECITALS

      In consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

      1. Term. The Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company and the Consultant hereby agrees to provide services to the Company commencing on June 1, 2008 and ending on May 31, 2009. Notwithstanding the above, if the Company's capital, paid-in capital and additional paid-in capital accounts do not exceed:

     o $2,500,000 by September 1, 2008; o $5,000,000 by December 1, 2008; or o
     $7,500,000 by March 1, 2009;

then the Company may terminate this Agreement at any time by providing notice of such termination to the Consultant.

      2. Duties of Consultant. The Consultant agrees that it will generally provide the following specified consulting services during the term specified in
Section 1. Consultant will comply with all federal and state laws, rules and regulations in providing these services.

            (a) Consult and assist the Company in implementing appropriate plans and means for raising capital.

            (b) Introduce the Company to the financial community;

            (c) With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans and strategy, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

            (d) Assist and consult the Company with respect to its relations with analysts and other investment professionals;

            (e) Upon the Company's direction and approval, disseminate information regarding the Company to investment community professionals;

            (f) Upon the Company's approval, conduct meetings, in person or by telephone, with analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

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      3. Allocation of Time and Energy. The Consultant hereby promises to perform and discharge faithfully its services which may be assigned to the Consultant from time to time so long as the services provided are in compliance with applicable securities laws and regulations. Consultant will diligently provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner and on a "best efforts" basis.

      4. Remuneration. As full and complete compensation for services described in this Agreement, the Company shall pay the Consultant $30,000 per month.


      5. Non-Assignability of Services. Consultant's duties under this Agreement may not be assigned by the Consultant to any third party without the written consent of the Company.

      6. Expenses. Consultant agrees to pay for the following expenses:

     A. Compensation for the Consultant's employees and advisors; B. Telephone and internet changes; C. Rent for the Denver, CO office; and D. All costs relating to the Company's initial private offerings of $1.00 and $1.50 per share, including sales commissions, printing offering materials, postage and courier expenses and investor meetings (including luncheons and dinners), but excluding legal fees and expenses.

      The Company will be responsible for all other expenses relating to its operations, including website development/hosting, as well as expenses relating to the formation of the Company, the preparation of this Agreement, employment agreements, consultant agreements, and related agreements involving the formation of the Company. The Company will reimburse the Consultant for all out of pocket expenses incurred by the Consultant on behalf of the Company (other than out of pocket expenses pertaining to the services described in A through D above), provided that any such expense must be approved by the Company in writing prior to the Company incurring an obligation for reimbursement.

      7. Representations. Consultant represents to the Company that, to the best of its knowledge, Consultant is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. The Company represents to the Consultant that, (i) to the best of its knowledge, the Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws, and (ii) all written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the accuracy thereof without independent investigation.


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      8. Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided in this Agreement is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

      9. Attorney's Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

      10. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

      11. Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed as follows:

                          Synergy Resources Corporation
                                20203 Highway 60
                              Platteville, CO 80651


                             Energy Capital Advisors
                                  600 17th St.
                                Suite 2800 South
                                Denver, CO 80202


      12. Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of Colorado.

      13. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, shall be settled by binding arbitration in Denver, Colorado in accordance with the Commercial Arbitration Rules of the American Arbitration Association, Inc., and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court.

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14. Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.


AGREED TO:                          SYNERGY RESOURCES CORPORATION


                                    By: /s/ Ed Holloway
                                        ---------------------------------------
                                        Authorized Officer



                                    ENERGY CAPITAL ADVISORS


                                    By : /s/ John Barton
                                         -----------------------------------
                                         Authorized Officer


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